Exhibit 3.1(w)

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BEAZER GAIN, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SECOND DAY OF MAY, A.D. 2018, AT 4:48 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BEAZER GAIN, LLC”.

6896810 8100H SR# 20186255396	Authentication: 203276183
Date: 08-20-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

BEAZER GAIN, LLC

1. The name of the limited liability company is Beazer Gain, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective immediately upon its filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Beazer Gain, LLC this 22nd day of May, 2018.

Henry Cleland
Authorized Representative

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:48 PM 05/22/2018
FILED 04:48PM 05/22/2018
SR 20184156750 - File Number 6896810